Exhibit 4.7

Execution Version

DRIVEN BRANDS FUNDING, LLC,

as Issuer

and

CITIBANK, N.A.,

as Trustee and Series 2018-1 Securities Intermediary

SERIES 2018-1 SUPPLEMENT

Dated as of April 24, 2018

to

BASE INDENTURE

Dated as of April 24, 2018

(as amended through and including the date hereof)

$275,000,000 Series 2018-1 4.739% Fixed Rate Senior Secured Notes, Class A-2

i

Section 5.3	Ratification of Base Indenture	20
Section 5.4	Requirements for Notices to the Rating Agencies. For purposes of Section 14.1 of the Base Indenture, the address for any notice or communication by any party to any Rating Agency shall be in writing and delivered in person, delivered by e-mail or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to Rating Agency’s address:	20
Section 5.5	Certain Notices to the Rating Agencies	21
Section 5.6	Prior Notice by Trustee to the Controlling Class Representative and Control Party	21
Section 5.7	Counterparts	21
Section 5.8	Governing Law	21
Section 5.9	Amendments	21
Section 5.10	Termination of Series Supplement	21
Section 5.11	Entire Agreement	21

ANNEXES

Annex A	Series 2018-1 Supplemental Definitions List

EXHIBITS

Exhibit A-2-1	Form of Rule 144A Global Series 2018-1 Class A-2 Note
Exhibit A-2-2	Form of Temporary Regulation S Global Series 2018-1 Class A-2 Note
Exhibit A-2-3	Form of Permanent Regulation S Global Series 2018-1 Class A-2 Note
Exhibit B-2	Form of Transferee Certificate – Series 2018-1 Class A-2 Notes, Rule 144A to Temporary Regulation S
Exhibit B-3	Form of Transferee Certificate – Series 2018-1 Class A-2 Notes, Rule 144A to Permanent Regulation S
Exhibit B-4	Form of Transferee Certificate – Series 2018-1 Class A-2 Notes, Regulation S to Rule 144A

ii

SERIES 2018-1 SUPPLEMENT, dated as of April 24, 2018 (this “Series Supplement”), by and among DRIVEN BRANDS FUNDING, LLC, a Delaware limited liability company (the “Issuer”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as Series 2018-1 Securities Intermediary, to the Amended and Restated Base Indenture, dated as of April 24, 2018, by and between the Issuer and Citibank, N.A., as Trustee and as Securities Intermediary (as amended through and including the date hereof, and as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 13.1 of the Base Indenture provide, among other things, that the Issuer and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes (as defined in Annex A of the Base Indenture) upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement, and such Series of Notes shall be designated as Series 2018-1 Class A-2 Notes. On the Series 2018-1 Closing Date, one (1) Class of Notes of such Series shall be issued: Series 2018-1 4.739% Fixed Rate Senior Secured Notes, Class A-2 (as referred to herein, the “Series 2018-1 Class A-2 Notes”). For purposes of the Indenture, the Series 2018-1 Class A-2 Notes shall be deemed to be “Senior Notes”.

ARTICLE I

DEFINITIONS

All capitalized terms used herein (including in the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Series 2018-1 Supplemental Definitions List attached hereto as Annex A (the “Series 2018-1 Supplemental Definitions List”) as such Series 2018-1 Supplemental Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. All capitalized terms not otherwise defined therein shall have the meanings assigned thereto in the Base Indenture or the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto, as such Base Indenture or Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series Supplement (as indicated herein). Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2018-1 Class A-2 Notes and not to any other Series of Notes issued by the Issuer.

ARTICLE II

[RESERVED]

ARTICLE III

SERIES 2018-1 ALLOCATIONS; PAYMENTS

With respect to the Series 2018-1 Class A-2 Notes only, the following shall apply:

Section 3.1     Allocations with Respect to the Series 2018-1 Class A-2 Notes. On the Series 2018-1 Closing Date, the Issuer shall arrange for the issuance of an Interest Reserve Letter of Credit under the Class A-1 Note Purchase Agreement. Such letter of credit shall satisfy the Issuer’s requirement to maintain (i) funds in the Senior Notes Interest Reserve Account, or (ii) a letter of credit, or a combination thereof, in an aggregate amount equal to the Senior Notes Interest Reserve Amount, as calculated after giving effect to the issuance of the Series 2018-1 Class A-2 Notes. Such letter of credit shall replace any pre-existing deposits or letters of credit in respect of required interest reserve amounts for the Series 2015-1 Notes and the Series 2016-1 Notes.

Section 3.2     Application of Weekly Collections on Weekly Allocation Dates to the Series 2018-1 Class A-2 Notes; Quarterly Payment Date Applications. On each Weekly Allocation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to allocate from the Collection Account all amounts relating to the Series 2018-1 Class A-2 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments, including the following:

(a)     Series 2018-1 Senior Notes Accrued Quarterly Interest Amounts. On each Weekly Allocation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to allocate from the Collection Account the Series 2018-1 Quarterly Interest pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(b)     [Reserved].

(c)     [Reserved].

(d)     [Reserved].

(e)     Series 2018-1 Senior Notes Rapid Amortization Principal Amounts. If any Weekly Allocation Date occurs during a Rapid Amortization Period (after giving effect to any extensions), the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to allocate from the Collection Account for payment of principal on the Series 2018-1 Class A-2 Notes the amounts contemplated by the Priority of Payments for such principal.

(f)     Series 2018-1 Scheduled Principal Payments Amounts. On each Weekly Allocation Date, only to the extent that the Series 2018-1 Non-Amortization Test is not satisfied and such Quarterly Payment Date is prior to the Series 2018-1 Anticipated Repayment Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to allocate from the Collection Account the Series 2018-1 Scheduled Principal Payments Amounts pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(g)     Series 2018-1 Scheduled Principal Payment Deficiencies. On each Weekly Allocation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to allocate from the Collection Account any portion of the Senior Notes Scheduled Principal Payment Deficiency Amounts attributable to the Series 2018-1 Class A-2 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(h)     [Reserved].

(i)     [Reserved].

(j)     [Reserved].

(k)     Series 2018-1 Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount. On each Weekly Allocation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to allocate from the Collection Account the Series 2018-1 Quarterly Post-ARD Additional Interest deemed to be “Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(l)     Series 2018-1 Make-Whole Prepayment Consideration. On each Weekly Allocation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to allocate from the Collection Account the Series 2018-1 Make-Whole Prepayment Consideration deemed to be “unpaid premiums and make-whole prepayment consideration” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(m)     Application Instructions. The Control Party is hereby authorized (but shall not be obligated) to deliver any instruction contemplated in this Section 3.2 that is not timely delivered by or on behalf of the Issuer.

Section 3.3     Certain Distributions from Series 2018-1 Class A-2 Distribution Account. On each Quarterly Payment Date based solely upon the most recent Quarterly Noteholders’ Report, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, remit to the Series 2018-1 Class A-2 Noteholders from the Series 2018-1 Class A-2 Distribution Account, the amounts withdrawn from the Senior Notes Interest Payment Account and the Senior Notes Principal Payment Account, as applicable, pursuant to Section 5.12(a) or (h), as applicable, of the Base Indenture, and deposited in the Series 2018-1 Class A-2 Distribution Account for the payment of interest and, in each case with respect to the Series 2018-1 Senior Notes, to the extent applicable, principal on such Quarterly Payment Date, commencing on July 20, 2018.

Section 3.4     [Reserved].

Section 3.5     Series 2018-1 Class A-2 Interest.

(a)     Series 2018-1 Class A-2 Note Rate. From the Series 2018-1 Closing Date until the Series 2018-1 Outstanding Principal Amount has been paid in full, the Series 2018-1 Outstanding Principal Amount (after giving effect to all payments of principal made to Noteholders as of the first day of such Interest Accrual Period, or if such day is not a Quarterly Payment Date, as of the following Quarterly Payment Date, and also giving effect to repurchases and cancellations of Series 2018-1 Class A-2 Notes during such Interest Accrual Period) shall accrue interest at the Series 2018-1 Class A-2 Note

Rate for such Interest Accrual Period. Such accrued interest shall be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, commencing on July 20, 2018; provided that in any event all accrued but unpaid interest shall be due and payable in full on the Series 2018-1 Legal Final Maturity Date, on any Series 2018-1 Prepayment Date with respect to a prepayment in full of the Series 2018-1 Class A-2 Notes or on any other day on which all of the Series 2018-1 Outstanding Principal Amount is required to be paid in full. To the extent any interest accruing at the Series 2018-1 Class A-2 Note Rate is not paid when due, such unpaid interest shall accrue interest at the Series 2018-1 Class A-2 Note Rate. All computations of interest at the Series 2018-1 Class A-2 Note Rate shall be made on a 30/360 Basis.

(b)     Series 2018-1 Quarterly Post-ARD Additional Interest.

(i)     Post-ARD Additional Interest. From and after the Series 2018-1 Anticipated Repayment Date, if the Series 2018-1 Class A-2 Final Payment has not been made, then additional interest (the “Series 2018-1 Quarterly Post-ARD Additional Interest”) shall accrue on the Series 2018-1 Outstanding Principal Amount at an annual interest rate (the “Series 2018-1 Quarterly Post-ARD Additional Interest Rate”) equal to the rate determined by the Servicer to be the greater of (I) 5.00% per annum and (II) a per annum rate equal to the amount, if any, by which the sum of the following exceeds the Series 2018-1 Class A-2 Note Rate: (A) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Series 2018-1 Anticipated Repayment Date of the United States Treasury Security having a term closest to 10 years plus (B) 5.00%, plus (C) 1.95%. In addition, regular interest shall continue to accrue at the Series 2018-1 Class A-2 Note Rate from and after the Series 2018-1 Anticipated Repayment Date.

(ii)     Payment of Series 2018-1 Quarterly Post-ARD Additional Interest. Any Series 2018-1 Quarterly Post-ARD Additional Interest shall be due and payable on any applicable Quarterly Payment Date as and when amounts are made available for payment thereof (I) on any related Weekly Allocation Date in accordance with the Priority of Payments and (II) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. The failure to pay any Series 2018-1 Quarterly Post-ARD Additional Interest in excess of available amounts in accordance with the foregoing (including on the Series 2018-1 Legal Final Maturity Date) shall not be an Event of Default and interest shall not accrue on any unpaid portion thereof; provided that in any event all accrued but unpaid Series 2018-1 Quarterly Post-ARD Additional Interest shall be due and payable in full on the Series 2018-1 Legal Final Maturity Date, on any Series 2018-1 Prepayment Date with respect to a prepayment in full of the Series 2018-1 Class A-2 Notes or on any other day on which all of the Series 2018-1 Outstanding Principal Amount is required to be paid in full.

(c)     Series 2018-1 Class A-2 Initial Interest Accrual Period. The initial Interest Accrual Period for the Series 2018-1 Class A-2 Notes shall commence on the Series 2018-1 Closing Date and end on (but exclude) July 20, 2018.

Section 3.6     Payment of Series 2018-1 Class A-2 Note Principal.

(a)     Series 2018-1 Class A-2 Notes Principal Payment at Legal Maturity. The Series 2018-1 Outstanding Principal Amount shall be due and payable on the Series 2018-1 Legal Final Maturity Date. The Series 2018-1 Outstanding Principal Amount is not prepayable, in whole or in part, except as set forth in this Section 3.6.

(b)     Series 2018-1 Anticipated Repayment. The Series 2018-1 Final Payment is anticipated to occur on the Quarterly Payment Date occurring in April 2025 (such date, the “Series 2018-1 Anticipated Repayment Date”).

(c)     Payment of Series 2018-1 Scheduled Principal Payments Amounts. Series 2018-1 Scheduled Principal Payments Amounts shall be due and payable in accordance with the definition thereof on any applicable Quarterly Payment Date, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available, and failure to pay any Series 2018-1 Scheduled Principal Payments Amounts in excess of available amounts in accordance with the foregoing shall not be an Event of Default.

(d)     Series 2018-1 Class A-2 Notes Mandatory Payments of Principal.

(i)     [Reserved]

(ii)     [Reserved]

(iii)     During any Rapid Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the Series 2018-1 Class A-2 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available, together with any Series 2018-1 Make-Whole Prepayment Consideration required to be paid in connection therewith pursuant to Section 3.6(e) of this Series Supplement; provided, for the avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2018-1 Make-Whole Prepayment Consideration is not paid because insufficient funds are available to pay such Series 2018-1 Make-Whole Prepayment Consideration, in accordance with the Priority of Payments.

(e)     Series 2018-1 Make-Whole Prepayment Consideration Payments. In connection with any mandatory prepayment of any Series 2018-1 Class A-2 Notes made during a Rapid Amortization Period pursuant to Section 3.6(d)(iii) or in connection with any Release Prices or Asset Disposition Proceeds pursuant to Section 3.6(j) or in connection with any optional prepayment of any Series 2018-1 Class A-2 Notes made pursuant to Section 3.6(f) (each, a “Series 2018-1 Prepayment”), the Issuer shall pay, in the manner described herein, the Series 2018-1 Make-Whole Prepayment Consideration to the Series 2018-1 Class A-2 Noteholders with respect to the principal portion of the applicable Series 2018-1 Prepayment Amount; provided that no such Series 2018-1 Make-Whole Prepayment Consideration shall be payable in connection with (A) any prepayment made on or after the date that is eighteen (18) months prior to the Series 2018-1 Anticipated Repayment Date (the “Prepayment Consideration End Date”); (B) any prepayment funded by Indemnification Amounts or Insurance/Condemnation Proceeds; (C) Series 2018-1 Scheduled Principal Payments Amounts, Series 2018-1 Optional Scheduled Principal Payments or Series 2018-1 Scheduled Principal Payment Deficiency Amounts; and (D) prepayments of principal in an aggregate amount no greater than the Par Call Amount, other than any Refinancing Prepayments.

(f)     Optional Prepayment of Series 2018-1 Class A-2 Notes. Subject to Section 3.6(e) and Section 3.6(g) of this Series Supplement, the Issuer shall have the option to prepay the Series 2018-1 Class A-2 Notes in whole on any Business Day or in part on any Quarterly Payment Date or on any date a mandatory prepayment may be made and that is specified as the Series 2018-1 Prepayment Date in the applicable Prepayment Notices; provided that the Issuer shall not make any optional prepayment in part of any Series 2018-1 Class A-2 Notes pursuant to this Section 3.6(f) in a principal amount for any single prepayment of less than $1,000,000 on any Quarterly Payment Date (except that any such prepayment may be in a principal amount less than such amount if (x) effected on the same day as any partial mandatory prepayment or repayment pursuant to this Series Supplement or (y) such prepayment is a Series 2018-1 Optional Scheduled Principal Payment); provided, further, that no such optional prepayment may be made unless (i) the amount on deposit in the Senior Notes Principal Payment Account (including any amounts to be transferred from the Cash Trap Reserve Account pursuant to Section 5.12(h) of the Base Indenture) that is allocable to the Series 2018-1 Class A-2 Notes to be prepaid is sufficient to pay the principal amount of the Series 2018-1 Class A-2 Notes to be prepaid and any Series 2018-1 Make-Whole Prepayment Consideration required pursuant to Section 3.6(e), in each case, payable on the relevant Series 2018-1 Prepayment Date; (ii) the amount on deposit in the Senior Notes Interest Payment Account that is allocable to the Series 2018-1 Outstanding Principal Amount to be prepaid is sufficient to pay (A) the Series 2018-1 Quarterly Interest to but excluding the relevant Series 2018-1 Prepayment Date relating to the Series 2018-1 Outstanding Principal Amount to be prepaid (other than any Series 2018-1 Quarterly Post-ARD Additional Interest) and (B) only if such optional prepayment is a prepayment in whole, (x) the Series 2018-1 Quarterly Post-ARD Additional Interest and (y) all Securitization Operating Expenses, to the extent attributable to the Series 2018-1 Class A-2 Notes; and (iii) the Issuer shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate). The Issuer may prepay a Series of Notes in full at any time regardless of the number of prior optional prepayments or any minimum payment requirement.

(g)     Notices of Prepayments.

(i)     Except in the case of any Series 2018-1 Optional Scheduled Principal Payment, the Issuer shall give prior written notice (each, a “Prepayment Notice”) at least fifteen (15) Business Days but not more than twenty (20) Business Days prior to any Series 2018-1 Prepayment with respect to the Series 2018-1 Class A-2 Notes pursuant to Section 3.6(f) of this Series Supplement to each Series 2018-1 Class A-2 Noteholder affected by such Series 2018-1 Prepayment, each of the Rating Agencies, the Servicer, the Control Party and the Trustee; provided that at the request of the Issuer, such notice to the affected Series 2018-1 Class A-2 Noteholders shall be given by the Trustee in the name and at the expense of the Issuer. In connection with any such Prepayment Notice, the Issuer shall provide a written report to the Trustee directing the Trustee to distribute such prepayment in accordance with the applicable provisions of Section 3.6(k) of this Series Supplement. With respect to each such Series 2018-1 Prepayment, the related Prepayment Notice shall, in each case, specify (A) the Series 2018-1 Prepayment Date on which such prepayment shall be made, which in all cases shall be a Business Day, (B) the Series 2018-1 Prepayment Amount and (C) the Series 2018-1 Make-Whole Prepayment Consideration Calculation Date on which the applicable Series 2018-1 Make-Whole Prepayment Consideration, if any, to be paid in connection therewith shall be calculated. The Issuer shall have the option, by written notice to the Trustee, the Control Party, the Rating Agencies and the affected Noteholders, to withdraw, or amend the Series 2018-1 Prepayment Date set forth in, any Prepayment Notice relating to an optional prepayment at any time up to the second (2nd) Business Day before the Series 2018-1 Prepayment Date set forth in such Prepayment Notice. Any such optional prepayment and Prepayment Notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Issuer shall have the option to provide in any Prepayment Notice that the payment of the amounts set forth in Section 3.6(f) and the performance of the Issuer’s obligations with respect to such optional prepayment may be performed by another Person. All Prepayment Notices shall be (i) transmitted by email to (A) each affected Series 2018-1 Class A-2 Noteholder to the extent such Series 2018-1 Class A-2 Noteholder has provided an email address to the Trustee and (B) to each of the Rating Agencies, the Servicer and the Trustee and (ii) sent by registered mail to each affected Series 2018-1

Class A-2 Noteholder. A Prepayment Notice may be revoked by the Issuer if the Trustee receives written notice of such revocation no later than 10:00 a.m. (New York City time) two (2) Business Days prior to such Series 2018-1 Prepayment Date. The Issuer shall give written notice of such revocation to the Servicer, and at the request of the Issuer, the Trustee shall forward the notice of revocation to the Series 2018-1 Class A-2 Noteholders.

(ii)     In the case of any Series 2018-1 Optional Scheduled Principal Payment, on the applicable Weekly Allocation Date the Issuer shall provide a written report to the Trustee directing the Trustee to distribute such prepayment in accordance with the applicable provisions of Section 3.6(k) of this Series Supplement, which report shall specify (A) the Series 2018-1 Prepayment Date on which such prepayment shall be made, which in all cases shall be the next applicable Quarterly Payment Date, and (B) the Series 2018-1 Prepayment Amount.

(h)     Series 2018-1 Prepayments. On each Series 2018-1 Prepayment Date with respect to any Series 2018-1 Prepayment, the Series 2018-1 Prepayment Amount and the Series 2018-1 Make-Whole Prepayment Consideration, if any, shall be due and payable. The Issuer shall pay the Series 2018-1 Prepayment Amount together with the applicable Series 2018-1 Make-Whole Prepayment Consideration, if any, by, to the extent not already deposited therein pursuant to Section 3.6(f) of this Series Supplement, depositing such amounts in the applicable Series 2018-1 Class A-2 Distribution Account on or prior to the related Series 2018-1 Prepayment Date to be distributed in accordance with Section 3.6(k) of this Series Supplement.

(i)     Prepayment Consideration Not Payable. For the avoidance of doubt, there is no Series 2018-1 Make-Whole Prepayment Consideration payable as a result of (i) the application of Indemnification Amounts or Insurance/Condemnation Proceeds allocated to the Series 2018-1 Class A-2 Notes pursuant to clause (i) of the Priority of Payments, (ii) any Series 2018-1 Scheduled Principal Payments Amounts, Series 2018-1 Optional Scheduled Principal Payments or Series 2018-1 Scheduled Principal Payment Deficiency Amounts, (iii) any prepayment on or after the Prepayment Consideration End Date and (iv) prepayments of principal in an aggregate amount no greater than the Par Call Amount, other than any Refinancing Prepayments.

(j)     Indemnification Amounts; Insurance/Condemnation Proceeds; Release Prices; Asset Disposition Proceeds. Any Indemnification Amounts, Insurance/Condemnation Proceeds, Release Prices or Asset Disposition Proceeds allocated to the Senior Notes Principal Payment Account in accordance with Section 5.11(i) of the Base Indenture shall be withdrawn from the Senior Notes Principal Payment Account in accordance with Section 5.12(h) of the Base Indenture and deposited in the Series 2018-1 Class A-2 Distribution Account and used to prepay the Series 2018-1 Class A-2 Notes, on the Quarterly Payment Date immediately succeeding such deposit. In connection with any prepayment made with Indemnification Amounts or Insurance/Condemnation Proceeds pursuant to this Section 3.6(j), the Issuer shall not be obligated to pay any prepayment consideration. The Issuer shall, however, be obligated to pay any applicable Series 2018-1 Make-Whole Prepayment Consideration required to be paid pursuant to Section 3.6(e) of this Series Supplement in connection with any prepayment made with Asset Disposition Proceeds or Release Prices, as applicable, pursuant to this Section 3.6(j); provided, for avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2018-1 Make-Whole Prepayment Consideration is not paid because insufficient funds are available to pay such Series 2018-1 Make-Whole Prepayment Consideration, in accordance with the Priority of Payments.

(k)     Series 2018-1 Prepayment Distributions. On the Series 2018-1 Prepayment Date for each Series 2018-1 Prepayment to be made pursuant to this Section 3.6 in respect of the Series 2018-1 Class A-2 Notes, the Trustee shall, in accordance with Section 6.1 of the Base Indenture (except that, notwithstanding anything to the contrary therein, references to the distributions being made on a

Quarterly Payment Date shall be deemed to be references to distributions made on such Series 2018-1 Prepayment Date and references to the Record Date shall be deemed to be references to the Prepayment Record Date) and based solely upon the applicable written report provided to the Trustee pursuant to Section 3.6(g) of this Series Supplement, wire transfer to the Series 2018-1 Class A-2 Noteholders of record on the preceding Prepayment Record Date on a pro rata basis, based on their respective portion of the Series 2018-1 Outstanding Principal Amount, the amount deposited in the Series 2018-1 Class A-2 Distribution Account pursuant to this Section 3.6, if any, in order to repay the applicable portion of the Series 2018-1 Outstanding Principal Amount and pay all accrued and unpaid interest thereon up to such Series 2018-1 Prepayment Date and any Series 2018-1 Make-Whole Prepayment Consideration due to Series 2018-1 Class A-2 Noteholders payable on such date.

(l)     Series 2018-1 Notices of Final Payment. The Issuer shall notify the Trustee, the Servicer and each of the Rating Agencies on or before the Prepayment Record Date preceding the Series 2018-1 Prepayment Date that shall be the Series 2018-1 Final Payment Date; provided, however, that with respect to any Series 2018-1 Final Payment that is made in connection with any mandatory or optional prepayment in full, the Issuer shall not be obligated to provide any additional notice to the Trustee or the Rating Agencies of such Series 2018-1 Final Payment beyond the notice required to be given in connection with such prepayment pursuant to Section 3.6(g) of this Series Supplement. The Trustee shall provide any written notice required under this Section 3.6(l) to each Person in whose name a Series 2018-1 Class A-2 Note is registered at the close of business on such Prepayment Record Date of the Series 2018-1 Prepayment Date that shall be the Series 2018-1 Final Payment Date. Such written notice to be sent to the Series 2018-1 Class A-2 Noteholders shall be made at the expense of the Issuer and shall be mailed by the Trustee within five (5) Business Days of receipt of notice from the Issuer indicating that the Series 2018-1 Final Payment shall be made and shall specify that such Series 2018-1 Final Payment shall be payable only upon presentation and surrender of the Series 2018-1 Class A-2 Notes and shall specify the place where the Series 2018-1 Class A-2 Notes may be presented and surrendered for such Series 2018-1 Final Payment.

Section 3.7     [Reserved].

Section 3.8     Series 2018-1 Class A-2 Distribution Account.

(a)     Establishment of Series 2018-1 Class A-2 Distribution Account. The Trustee has established and shall maintain in the name of the Trustee for the benefit of the Series 2018-1 Class A-2 Noteholders an account (the “Series 2018-1 Class A-2 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2018-1 Class A-2 Noteholders. The Series 2018-1 Class A-2 Distribution Account shall be an Eligible Account. Initially, the Series 2018-1 Class A-2 Distribution Account shall be established with the Trustee.

(b)     [Reserved]

(c)     [Reserved]

(d)     Series 2018-1 Class A-2 Distribution Account Constitutes Additional Collateral for Series 2018-1 Class A-2 Notes. In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2018-1 Class A-2 Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2018-1 Class A-2 Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2018-1 Class A-2 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2018-1 Class A-2 Distribution Account or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2018-1 Class A-2 Distribution Account or the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2018-1 Class A-2 Distribution Account Collateral”).

(e)     Termination of Series 2018-1 Class A-2 Distribution Account. On or after the date on which all accrued and unpaid interest on and principal of all Outstanding Series 2018-1 Class A-2 Notes have been paid, the Trustee, acting in accordance with the written instructions of the Issuer (or the Manager on its behalf), shall withdraw from the Series 2018-1 Class A-2 Distribution Account all amounts on deposit therein for distribution pursuant to the Priority of Payments.

Section 3.9     Trustee as Securities Intermediary.

(a)     The Trustee or other Person holding the Series 2018-1 Class A-2 Distribution Account shall be the “Series 2018-1 Securities Intermediary”. If the Series 2018-1 Securities Intermediary in respect of any Series 2018-1 Class A-2 Distribution Account is not the Trustee, the Issuer shall obtain the express agreement of such other Person to the obligations of the Series 2018-1 Securities Intermediary set forth in this Section 3.9.

(b)     The Series 2018-1 Securities Intermediary agrees that:

(i)     The Series 2018-1 Class A-2 Distribution Account is an account to which Financial Assets shall or may be credited;

(ii)     The Series 2018-1 Class A-2 Distribution Account is a “securities account” within the meaning of Section 8-501 of the New York UCC and the Series 2018-1 Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)     All securities or other property (other than cash) underlying any Financial Assets credited to any Series 2018-1 Class A-2 Distribution Account shall be registered in the name of the Series 2018-1 Securities Intermediary, indorsed to the Series 2018-1 Securities Intermediary or in blank or credited to another securities account maintained in the name of the Series 2018-1 Securities Intermediary, and in no case shall any Financial Asset credited to any Series 2018-1 Class A-2 Distribution Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer;

(iv)     All property delivered to the Series 2018-1 Securities Intermediary pursuant to this Series Supplement shall be promptly credited to the appropriate Series 2018-1 Class A-2 Distribution Account;

(v)     Each item of property (whether investment property, security, instrument or cash) credited to any Series 2018-1 Class A-2 Distribution Account shall be treated as a Financial Asset;

(vi)     If at any time the Series 2018-1 Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Series 2018-1 Class A-2 Distribution Account, the Series 2018-1 Securities Intermediary shall comply with such entitlement order without further consent by the Issuer, any other Securitization Entity or any other Person;

(vii)     The Series 2018-1 Class A-2 Distribution Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, the State of New York shall be deemed to the Series 2018-1 Securities Intermediary’s jurisdiction and the Series 2018-1 Class A-2 Distribution Account (as well as the “security entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii)     The Series 2018-1 Securities Intermediary has not entered into, and until termination of this Series Supplement shall not enter into, any agreement with any other Person relating to the Series 2018-1 Class A-2 Distribution Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person, and the Series 2018-1 Securities Intermediary has not entered into, and until the termination of this Series Supplement shall not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Series 2018-1 Securities Intermediary to comply with entitlement orders as set forth in Section 3.9(b)(vi) of this Series Supplement; and

(ix)     Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Series 2018-1 Class A-2 Distribution Account, neither the Series 2018-1 Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, any Series 2018-1 Class A-2 Distribution Account or any Financial Asset credited thereto. If the Series 2018-1 Securities Intermediary or, in the case of the Trustee, a Trust Officer has actual knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2018-1 Class A-2 Distribution Account or any Financial Asset carried therein, the Series 2018-1 Securities Intermediary shall promptly notify the Trustee, the Manager, the Servicer and the Issuer thereof.

(c)     At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2018-1 Class A-2 Distribution Account and in all proceeds thereof, and shall (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) be the only Person authorized to originate entitlement orders in respect of the Series 2018-1 Class A-2 Distribution Account; provided, however, that at all other times the Issuer shall be authorized to instruct the Trustee to originate entitlement orders in respect of the Series 2018-1 Class A-2 Distribution Account.

Section 3.10     Manager. Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Issuer. The Series 2018-1 Class A-2 Noteholders by their acceptance of the Series 2018-1 Class A-2 Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Issuer. Any such reports and notices that are required to be delivered to the Series 2018-1 Class A-2 Noteholders hereunder shall be made available on the Trustee’s website in the manner set forth in Section 4.4 of the Base Indenture.

Section 3.11     Replacement of Ineligible Accounts. If, at any time, the Series 2018-1 Class A-2 Distribution Account shall cease to be an Eligible Account (each, a “Series 2018-1 Ineligible Account”), the Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Series 2018-1

Ineligible Account, (B) following the establishment of such new Eligible Account, transfer or, with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer all cash and investments from such Series 2018-1 Ineligible Account into such new Eligible Account and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such new Eligible Account is not established with the Trustee, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee.

ARTICLE IV

FORM OF SERIES 2018-1 CLASS A-2 NOTES

Section 4.1     [Reserved].

Section 4.2     Issuance of Series 2018-1 Class A-2 Notes.

(a)     The Series 2018-1 Class A-2 Notes in the aggregate may be offered and sold in the Series 2018-1 Initial Principal Amount on the Series 2018-1 Closing Date by the Issuer pursuant to the Series 2018-1 Class A-2 Note Purchase Agreement. The Series 2018-1 Class A-2 Notes shall be resold initially only to the Issuer or its Affiliates or (A) in each case, to Persons who are not Competitors and (B) in the United States, to Persons who are QIBs in reliance on Rule 144A or (C) outside the United States, to Persons who are not a U.S. person (as defined in Regulation S) (a “U.S. Person”) in reliance on Regulation S. The Series 2018-1 Class A-2 Notes may thereafter be transferred in reliance on Rule 144A and/or Regulation S and in accordance with the procedure described herein.

The Series 2018-1 Class A-2 Notes shall be Book-Entry Notes and DTC shall be the Depository for the Series 2018-1 Class A-2 Notes. The Applicable Procedures shall be applicable to transfers of beneficial interests in the Series 2018-1 Class A-2 Notes. The Series 2018-1 Class A-2 Notes shall be issued in minimum denominations of $25,000 and in any whole number denomination in excess thereof.

(b)     Global Notes.

(i)     Rule 144A Global Notes. The Series 2018-1 Class A-2 Notes offered and sold in their initial distribution in reliance upon Rule 144A shall be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit A-2-1 hereto, registered in the name of Cede & Co. (“Cede”), as nominee of DTC, and deposited with the Trustee, as custodian for DTC (collectively, for purposes of this Section 4.2 and Section 4.4, the “Rule 144A Global Notes”). The aggregate initial principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate initial principal amount of the corresponding class of Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, as hereinafter provided.

(ii)     Temporary Regulation S Global Notes and Permanent Regulation S Global Notes. Any Series 2018-1 Class A-2 Notes offered and sold on the Series 2018-1 Closing Date in reliance upon Regulation S shall be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit A-2-2 hereto, registered in the name of Cede, as nominee of DTC, and deposited with the Trustee, as custodian for DTC, for credit to the respective accounts at DTC of the designated agents holding on behalf of Euroclear or Clearstream. Until such time as the Restricted Period shall have terminated with respect to any Series 2018-1 Class A-2 Note, such Series 2018-1 Class A-2 Notes shall be referred to herein collectively, for purposes of this Section 4.2 and Section 4.4, as the “Temporary Regulation S Global Notes.” After such time as the Restricted Period shall have terminated, the Temporary Regulation S Global Notes shall be exchangeable, in whole or in part, for interests in one or more permanent global notes in registered form without interest coupons, substantially in the form set forth in Exhibit A-2-3 hereto, as hereinafter provided (collectively, for purposes of this Section 4.2 and Section 4.4, the “Permanent Regulation S Global Notes”). The aggregate principal amount of the Temporary Regulation S Global Notes or the Permanent Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase of aggregate principal amount of the corresponding Rule 144A Global Notes, as hereinafter provided.

(c)     Definitive Notes. The Series 2018-1 Global Notes shall be exchangeable in their entirety for one or more definitive notes in registered form, without interest coupons (collectively, for purposes of this Section 4.2 and Section 4.4 of this Series Supplement, the “Definitive Notes”) pursuant to Section 2.13 of the Base Indenture and this Section 4.2(c) in accordance with their terms and, upon complete exchange thereof, such Series 2018-1 Global Notes shall be surrendered for cancellation at the applicable Corporate Trust Office.

Section 4.3     [Reserved].

Section 4.4     Transfer Restrictions of Series 2018-1 Class A-2 Notes.

(a)     A Series 2018-1 Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, or to a successor Depository or to a nominee of a successor Depository, and no such transfer to any such other Person may be registered; provided, however, that this Section 4.4(a) shall not prohibit any transfer of a Series 2018-1 Class A-2 Note that is issued in exchange for a Series 2018-1 Global Note in accordance with Section 2.8 of the Base Indenture and shall not prohibit any transfer of a beneficial interest in a Series 2018-1 Global Note effected in accordance with the other provisions of this Section 4.4.

(b)     The transfer by a Series 2018-1 Class A-2 Note Owner holding a beneficial interest in a Class A-2 Note in the form of a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note shall be made upon the deemed representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and not a Competitor, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(c)     If a Series 2018-1 Class A-2 Note Owner holding a beneficial interest in a Class A-2 Note in the form of a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Temporary Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.4(c). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Temporary

Regulation S Global Note, in a principal amount equal to that of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit B-2 hereto given by the Series 2018-1 Class A-2 Note Owner holding such beneficial interest in such Rule 144A Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of the Rule 144A Global Note, and to increase the principal amount of the Temporary Regulation S Global Note, by the principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Temporary Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note was reduced upon such exchange or transfer.

(d)     If a Series 2018-1 Class A-2 Note Owner holding a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Permanent Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Permanent Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.4(d). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Permanent Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit B-3 hereto given by the Series 2018-1 Class A-2 Note Owner holding such beneficial interest in such Rule 144A Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Rule 144A Global Note, and to increase the principal amount of the Permanent Regulation S Global Note, by the principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Permanent Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note was reduced upon such exchange or transfer.

(e)     If a Series 2018-1 Class A-2 Note Owner holding a beneficial interest in a Temporary Regulation S Global Note or a Permanent Regulation S Global Note wishes at any time to exchange its interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.4(e). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Rule 144A Global Note in a principal amount equal to that of the beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) with respect to a transfer of a beneficial interest in such Temporary Regulation S Global Note (but not such Permanent Regulation S Global Note), a certificate in substantially the form set forth in Exhibit B-4 hereto given by such Series 2018-1 Class A-2 Note Owner holding such beneficial interest in such Temporary Regulation S Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, and to increase the principal amount of the Rule 144A Global Note, by the principal amount of the beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a beneficial interest in the Rule 144A Global Note having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, was reduced upon such exchange or transfer.

(f)     In the event that a Series 2018-1 Global Note or any portion thereof is exchanged for Series 2018-1 Class A-2 Notes other than Series 2018-1 Global Notes, such other Series 2018-1 Class A-2 Notes may in turn be exchanged (upon transfer or otherwise) for Series 2018-1 Class A-2 Notes that are not Series 2018-1 Global Notes or for a beneficial interest in a Series 2018-1 Global Note (if any is then outstanding) only in accordance with such procedures as may be adopted from time to time by the Issuer and the Registrar, which shall be substantially consistent with the provisions of Section 4.4(a) through Section 4.4(e) and Section 4.4(g) of this Series Supplement (including the certification requirement intended to ensure that transfers and exchanges of beneficial interests in a Series 2018-1 Global Note comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and any Applicable Procedures.

(g)     Until the termination of the Restricted Period with respect to any Series 2018-1 Class A-2 Note, interests in the Temporary Regulation S Global Notes representing such Series 2018-1 Class A-2 Note may be held only through Clearing Agency Participants acting for and on behalf of Euroclear and Clearstream; provided that this Section 4.4(g) shall not prohibit any transfer in accordance with Section 4.4(d) of this Series Supplement. After the expiration of the applicable Restricted Period, interests in the Permanent Regulation S Global Notes may be transferred without requiring any certifications other than those set forth in this Section 4.4.

(h)     The Series 2018-1 Class A-2 Notes Rule 144A Global Notes, the Series 2018-1 Class A-2 Notes Temporary Regulation S Global Notes and the Series 2018-1 Class A-2 Notes Permanent Regulation S Global Notes shall bear the following legend: THE ISSUANCE AND SALE OF THIS SERIES 2018-1 CLASS A-2 NOTE HAVE NOT

BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND DRIVEN BRANDS FUNDING, LLC (THE “ISSUER”) HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER OR AN AFFILIATE THEREOF, (B) IN THE UNITED STATES, TO A PERSON WHO IS NOT A COMPETITOR AND IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT (“RULE 144A”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE

ACCOUNTS WITH RESPECT TO WHICH SUCH PERSON EXERCISES SOLE INVESTMENT DISCRETION OR FOR OTHER PERSONS, EACH OF WHOM IS A “QUALIFIED INSTITUTIONAL BUYER” OR (B) OUTSIDE THE UNITED STATES, TO A PERSON WHO IS NOT A COMPETITOR AND IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE 1933 ACT (“REGULATION S”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH PERSON EXERCISES SOLE INVESTMENT DISCRETION, NONE OF WHICH ARE A U.S. PERSON, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION.

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (IF NOT THE ISSUER OR AN AFFILIATE OF THE ISSUER) REPRESENTS THAT (A) IT IS NOT A COMPETITOR AND IS (X) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A OR (Y) NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, AS APPLICABLE, (B) IT IS ACTING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER PERSON WHICH IS NOT A COMPETITOR AND IS EITHER (X) A QUALIFIED INSTITUTIONAL BUYER OR (Y) NOT A U.S. PERSON, AND IN EACH CASE WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, (C) IT AND EACH ACCOUNT FOR WHICH IT IS PURCHASING WILL HOLD AND TRANSFER AT LEAST THE MINIMUM DENOMINATION OF NOTES, (D) IT UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN ITS NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES AND (E) IT WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES.

EACH PERSON (IF NOT THE ISSUER OR AN AFFILIATE OF THE ISSUER) TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE. EACH PERSON TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE IN THE FORM OF AN INTEREST IN A [TEMPORARY REGULATION S GLOBAL NOTE] [RULE 144A GLOBAL NOTE] OR [PERMANENT REGULATION S GLOBAL NOTE] WILL BE REQUIRED TO DELIVER A TRANSFER CERTIFICATE IN THE FORM REQUIRED BY THE INDENTURE AND WILL BE REQUIRED TO MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO ANY PERSON CAUSING SUCH VIOLATION, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE TRUSTEE OR ANY INTERMEDIARY.

[IF THIS NOTE WAS ACQUIRED IN THE UNITED STATES, AND THE HOLDER IS DETERMINED TO BE A COMPETITOR OR NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF ACQUISITION OF THIS NOTE, THE ISSUER HAS THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO

A PURCHASER WHO IS NOT A COMPETITOR AND IS A QUALIFIED INSTITUTIONAL BUYER. THE ISSUER ALSO HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON WHO IS NOT A QUALIFIED INSTITUTIONAL BUYER OR WHO IS A COMPETITOR.]

[IF THIS NOTE WAS ACQUIRED OUTSIDE THE UNITED STATES, AND THE HOLDER IS DETERMINED TO BE A COMPETITOR OR TO HAVE BEEN A “U.S. PERSON” AT THE TIME OF ACQUISITION OF THIS NOTE, THE ISSUER HAS THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER WHO IS NOT A COMPETITOR AND IS NOT A “U.S. PERSON.” THE ISSUER ALSO HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON WHO IS A “U.S. PERSON” OR WHO IS A COMPETITOR.]

BY ACCEPTING THIS NOTE, EACH HOLDER COVENANTS THAT IT WILL NOT AT ANY TIME PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE LATEST MATURING NOTE, INSTITUTE AGAINST, OR JOIN WITH ANY OTHER PERSON IN INSTITUTING AGAINST, ANY SECURITIZATION ENTITY ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS, UNDER ANY FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

(i)     The Series 2018-1 Class A-2 Notes Temporary Regulation S Global Notes shall also bear the following legend:

UNTIL FORTY (40) DAYS AFTER THE ORIGINAL ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS NOT A COMPETITOR AND IS EITHER (A) NOT A “U.S. PERSON” OR (B) THE ISSUER OR AN AFFILIATE OF THE ISSUER, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE 1933 ACT, AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A HOLDER THAT IS NOT A COMPETITOR AND NOT A “U.S. PERSON” PURCHASING FOR THEIR OWN ACCOUNT OR THE ACCOUNT OF ONE OR MORE OTHER PERSONS, EACH OF WHICH IS NOT A U.S. PERSON, OR TO THE ISSUER OR AN AFFILIATE OF THE ISSUER AND IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT OR (II) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE 1933 ACT.

(j)     The Series 2018-1 Global Notes issued in connection with the Series 2018-1 Class A-2 Notes shall also bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE

DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR THE NOTE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

(k)     The required legends set forth above shall not be removed from the applicable Series 2018-1 Class A-2 Notes except as provided herein. The legend required for a Series 2018-1 Class A-2 Notes Rule 144A Global Note may be removed from such Series 2018-1 Class A-2 Notes Rule 144A Global Note if there is delivered to the Issuer and the Registrar such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Issuer that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Series 2018-1 Class A-2 Notes Rule 144A Global Note shall not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee at the direction of the Issuer (or the Manager, on its behalf), shall authenticate and deliver in exchange for such Series 2018-1 Class A-2 Notes Rule 144A Global Note a Series 2018-1 Class A-2 Note or Series 2018-1 Class A-2 Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Series 2018-1 Class A-2 Notes Rule 144A Global Note has been removed from a Series 2018-1 Class A-2 Note as provided above, no other Series 2018-1 Class A-2 Note issued in exchange for all or any part of such Series 2018-1 Class A-2 Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Series 2018-1 Class A-2 Note is a “restricted security” within the meaning of Rule 144 under the Securities Act and instructs the Trustee to cause a legend to appear thereon.

Section 4.5     Note Owner Representations and Warranties. Each Person who becomes a Note Owner of a beneficial interest in a Series 2018-1 Class A-2 Note pursuant to the Offering Memorandum shall be deemed to represent, warrant and agree on the date such Person acquires any interest in any Series 2018-1 Class A-2 Note as follows:

(a)     With respect to any sale of Series 2018-1 Class A-2 Notes pursuant to Rule 144A, it is a QIB pursuant to Rule 144A, and is aware that any sale of Series 2018-1 Class A-2 Notes to it shall be made in reliance on Rule 144A. Its acquisition of Series 2018-1 Class A-2 Notes in any such sale shall be for its own account or for the account of another QIB that is not a Competitor.

(b)     With respect to any sale of Series 2018-1 Class A-2 Notes pursuant to Regulation S, at the time the buy order for such Series 2018-1 Class A-2 Notes was originated, it was outside the United States and the offer was made to a Person who is not a U.S. Person, purchasing for their own account or the account of one or more persons, each of which is not a Competitor and not a U.S. Person.

(c)     It shall, and each account for which it is purchasing shall, hold and transfer at least the minimum denomination of Series 2018-1 Class A-2 Notes.

(d)     It understands that the Issuer, the Manager and the Servicer may receive a list of participants holding positions in the Series 2018-1 Class A-2 Notes from one or more book-entry depositories.

(e)     It understands that the Manager, the Issuer and the Servicer may receive (i) a list of Note Owners that have requested access to the Trustee’s password-protected website or that have voluntarily registered as a Note Owner with the Trustee and (ii) copies of Noteholder confirmations of representations and warranties executed to obtain access to the Trustee’s password-protected website.

(f)     It shall provide to each person to whom it transfers Series 2018-1 Class A-2 Notes notices of any restrictions on transfer of such Series 2018-1 Class A-2 Notes.

(g)     It understands that (i) the Series 2018-1 Class A-2 Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, (ii) the Series 2018-1 Class A-2 Notes have not been registered under the Securities Act, (iii) such Series 2018-1 Class A-2 Notes may be offered, resold, pledged or otherwise transferred only (A) to the Issuer or an Affiliate of the Issuer, (B) in the United States to a Person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A and who is not a Competitor, (C) outside the United States to a Person who is not a U.S. Person in a transaction meeting the requirements of Regulation S and who is not a Competitor or (D) to a Person that is not a Competitor in a transaction exempt from the registration requirements of the Securities Act and the applicable securities laws of any state of the United States and any other jurisdiction, in each such case in accordance with the Indenture and any applicable securities laws of any state of the United States and (iv) it shall, and each subsequent holder of a Series 2018-1 Class A-2 Note is required to, notify any subsequent purchaser of a Series 2018-1 Class A-2 Note of the resale restrictions set forth in clause (iii) above.

(h)     It understands that the certificates evidencing the Rule 144A Global Notes shall bear legends substantially similar to those set forth in Section 4.4(h) and (j) of this Series Supplement.

(i)     It understands that the certificates evidencing the Temporary Regulation S Global Notes shall bear legends substantially similar to those set forth in Section 4.4(h), (i) and (j) of this Series Supplement.

(j)     It understands that the certificates evidencing the Permanent Regulation S Global Notes shall bear legends substantially similar to those set forth in Section 4.4(h), (i) and (j) of this Series Supplement.

(k)     Either (i) it is not acquiring or holding the Series 2018-1 Class A-2 Notes (or any interest therein) for or on behalf of, or with the assets of, Plan or a governmental, church, non-U.S. or other plan which is subject to any Similar Law or (ii) its acquisition, holding and disposition of the Series 2018-1 Class A-2 Notes (or any interest therein) shall not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any Similar Law.

(l)     If it is using assets of a Plan to acquire or hold the Series 2018-1 Class A-2 Notes or any interest therein, then it further represents that (i) none of the Issuer, the Initial Purchaser, any Guarantor, the Servicer, the Back-up Manager, the Trustee, nor any other party to the Securitization Transaction, nor any of their respective affiliates (collectively, the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied upon for any advice, with respect to the Plan’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the Series 2018-1 Class A-2 Notes, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to the Plan’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the Series

2018-1 Class A-2 Notes, and (ii) the decision to invest in the Series 2018-1 Class A-2 Notes has been made at the recommendation or direction of an Independent Fiduciary as contemplated by U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time, who (a) is independent of the Transaction Parties; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies; (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the Plan’s investment in the Series 2018-1 Class A-2 Notes and is responsible for exercising independent judgment in evaluating the investment in the Series 2018-1 Class A-2 Notes; (d) is either (1) a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States, (2) an insurance carrier that is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such a Plan, (3) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, (4) a broker-dealer registered under the United States Securities Exchange Act of 1934, as amended, and/or (5) an Independent Fiduciary that holds or has under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (1) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the Plan’s investment in the Series 2018-1 Class A-2 Notes, and (2) the Transaction Parties have a financial interest in the Plan’s investment in the Series 2018-1 Class A-2 Notes.

(m)     It understands that any subsequent transfer of the Series 2018-1 Class A-2 Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and it agrees to be bound by, and not to resell, pledge or otherwise transfer the Series 2018-1 Class A-2 Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act.

(n)     It is not a Competitor and is not purchasing for the account or benefit of a Competitor.

Section 4.6     Limitation on Liability. None of the Issuer, the Trustee or any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by DTC or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Rule l44A Global Note or a Regulation S Global Note. None of the Issuer, the Trustee or the Paying Agent shall have any responsibility or liability with respect to any records maintained by the Noteholder with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.

ARTICLE V

GENERAL

Section 5.1     Information. On or before each Quarterly Payment Date, the Issuer shall furnish, or cause to be furnished, a Quarterly Noteholders’ Report with respect to the Series 2018-1 Class A-2 Notes to the Trustee, setting forth, inter alia, the following information with respect to such Quarterly Payment Date:

(i)     the total amount available to be distributed to Series 2018-1 Class A-2 Noteholders on such Quarterly Payment Date;

(ii)     the amount of such distribution allocable to the payment of interest on the Series 2018-1 Class A-2 Notes;

(iii)     the amount of such distribution allocable to the payment of principal of the Series 2018-1 Class A-2 Notes;

(iv)     the amount of such distribution allocable to the payment of any Series 2018-1 Make-Whole Prepayment Consideration, if any;

(v)     the amount of such distribution allocable to the payment of any Release Prices;

(vi)     [Reserved];

(vii)     whether, to the Actual Knowledge of the Issuer, any Potential Rapid Amortization Event, Rapid Amortization Event, Default, Event of Default, Potential Manager Termination Event or Manager Termination Event has occurred, as of the related Quarterly Calculation Date, or any Cash Trapping Period is in effect, as of the related Quarterly Calculation Date;

(viii)     the DSCR for such Quarterly Payment Date and the three Quarterly Payment Dates immediately preceding such Quarterly Payment Date;

(ix)     the number of franchised locations, Take 5 Company Locations and Securitization-Owned Locations located anywhere in the world that are open for business as of the last day of the preceding Quarterly Fiscal Period;

(x)     the amount of Driven Brands System-Wide Sales as of the related Quarterly Calculation Date; and

(xi)     the amount on deposit in the Senior Notes Interest Reserve Account (and the availability under any Interest Reserve Letter of Credit relating to the Series 2015-1 Class A-1 Notes) and the amount on deposit, if any, in the Cash Trap Reserve Account, in each case, as of the close of business on the last Business Day of the preceding Quarterly Fiscal Period.

Any Series 2018-1 Class A-2 Noteholder may obtain copies of each Quarterly Noteholders’ Report in accordance with the procedures set forth in Section 4.4 of the Base Indenture.

Section 5.2     Exhibits. The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 5.3     Ratification of Base Indenture. As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

Section 5.4     Requirements for Notices to the Rating Agencies. For purposes of Section 14.1 of the Base Indenture, the address for any notice or communication by any party to any Rating Agency shall be in writing and delivered in person, delivered by e-mail or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to Rating Agency’s address:

If to S&P:

Standard & Poor’s Ratings Services,

a Division of the McGraw-Hill Companies, Inc.

55 Water Street

New York, NY 10004

Attention: Structured Credit Surveillance Group

E-mail: servicer_reports@sandp.com

If to KBRA:

Kroll Bond Rating Agency, Inc.

845 Third Avenue, 4th Floor

New York, NY 10022

Attention: ABS Surveillance

E-mail: abssurveillance@kbra.com

Section 5.5     Certain Notices to the Rating Agencies. The Issuer shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Transaction Document.

Section 5.6     Prior Notice by Trustee to the Controlling Class Representative and Control Party. Subject to Section 10.1 of the Base Indenture, the Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and obtained the direction of the Control Party (subject to Section 11.4(e) of the Base Indenture, at the direction of the Controlling Class Representative).

Section 5.7     Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5.8     Governing Law. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 5.9     Amendments. This Series Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 5.10     Termination of Series Supplement. This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2018-1 Class A-2 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2018-1 Class A-2 Notes that have been replaced or paid) to the Trustee for cancellation and (ii) the Issuer has paid all sums payable hereunder; provided that any provisions of this Series Supplement required for the Series 2018-1 Final Payment to be made shall survive until the Series 2018-1 Final Payment is paid to the Series 2018-1 Class A-2 Noteholders.

Section 5.11     Entire Agreement. This Series Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Issuer, the Trustee and the Series 2018-1 Securities Intermediary have caused this Series Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

DRIVEN BRANDS FUNDING, LLC,
as the Issuer

By:	/s/ Noah Pollack
	Name:	Noah Pollack
	Title:	Executive Vice President and Secretary

[SIGNATURE PAGE TO DRIVEN - SUPPLEMENT TO THE BASE INDENTURE]

CITIBANK, N.A., in its capacity as Trustee and
as Series 2018-1 Securities Intermediary

By:	/s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Senior Trust Officer

[SIGNATURE PAGE TO DRIVEN - SUPPLEMENT TO THE BASE INDENTURE]